Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

IMPINJ, INC.

(as amended and restated on April 18, 2022)

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9781150_3.docx

TABLE OF CONTENTS
(Continued)

Page

5.7	AUTHORITY AND DUTIES OF OFFICERS	25
ARTICLE VI STOCK		25
6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	25
6.2	SPECIAL DESIGNATION ON CERTIFICATES	26
6.3	LOST CERTIFICATES	26
6.4	DIVIDENDS	26
6.5	TRANSFER OF STOCK	27
6.6	STOCK TRANSFER AGREEMENTS	27
6.7	REGISTERED STOCKHOLDERS	27
ARTICLE VII MANNER OF GIVING NOTICE AND WAIVER		27
7.1	NOTICE OF STOCKHOLDERS’ MEETINGS	27
7.2	NOTICE BY ELECTRONIC TRANSMISSION	27
7.3	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	28
7.4	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	28
7.5	WAIVER OF NOTICE	28
ARTICLE VIII INDEMNIFICATION		28
8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS	28
8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	29
8.3	SUCCESSFUL DEFENSE	29
8.4	INDEMNIFICATION OF OTHERS	29
8.5	ADVANCE PAYMENT OF EXPENSES	29
8.6	LIMITATION ON INDEMNIFICATION	30
8.7	DETERMINATION; CLAIM	30
8.8	NON-EXCLUSIVITY OF RIGHTS	31
8.9	INSURANCE	31
8.10	SURVIVAL	31
8.11	EFFECT OF REPEAL OR MODIFICATION	31
8.12	CERTAIN DEFINITIONS	31
ARTICLE IX GENERAL MATTERS		32
9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	32
9.2	FISCAL YEAR	32
9.3	SEAL	32
9.4	CONSTRUCTION; DEFINITIONS	32
9.5	FORUM	32
ARTICLE X AMENDMENTS		33

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AMENDED AND RESTATED BYLAWS OF IMPINJ, INC.

Article I

CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of Impinj, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

1.2	OTHER OFFICES

The corporation may at any time establish other offices at any place or places.

Article II

MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).  In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the corporation’s notice of the meeting.  At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted.  The board of directors may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

2.3	SPECIAL MEETING

(i)A special meeting of the stockholders, other than those required by statute, may be called at any time by (A) the board of directors, (B) the chairperson of the board of directors, (C) the chief executive officer or (D) the president (in the absence of a chief executive officer), but a special meeting may not be called by any other person or persons.  The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii)The notice of a special meeting shall include the purpose for which the meeting is called.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, chairperson of the board of directors, chief executive officer or president (in the absence of a chief executive officer).  Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4	ADVANCE NOTICE PROCEDURES

(i)Advance Notice of Stockholder Business.  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i), on the record date for the determination of stockholders entitled to vote at the annual meeting and at the time of the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(i).  In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law.  For the avoidance of doubt, except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”), and the regulations thereunder (or any successor rule and in any case as so amended), clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a)To comply with clause (C) of Section 2.4(i) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation.  To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made.  In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a).  If the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(i)(a) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the corporation no later than the 10th day following the day on which such public announcement is first made. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.

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(b)To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting:

(1)a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

(2)the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment),

(3)a reasonably detailed description of all agreements, arrangements and understandings between or among the stockholder and any Stockholder Associated Persons or between or among stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder,

(4)the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below),

(5)the class and number of shares of the corporation that are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act) by the stockholder or any Stockholder Associated Person, except that the stockholder or any Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such stockholder or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future,

(6)the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the 1934 Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the 1934 Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such stockholder or any Stockholder Associated Person with respect to any shares of any class or series of shares of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that a stockholder or Stockholder Associated Person satisfying the requirements of Rule 13d-1(b)(1) under the 1934 Act (other than a stockholder or Stockholder Associated Person that so satisfies Rule 13d-1(b)(1) under the 1934 Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such stockholder or Stockholder Associated Person as a hedge with respect to a bona fide derivatives trade or position of such stockholder or Stockholder Associated Person arising in the ordinary course of such stockholder’s or Stockholder Associated Person’s business as a derivatives dealer,

(7)whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement,

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arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation,

(8)any rights to dividends on the shares of any class or series of shares of the corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation,

(9)any material shares or any Synthetic Equity Position in any principal competitor of the corporation in any principal industry of the corporation held by such stockholder or any Stockholder Associated Person,

(10)any material interest of the stockholder or a Stockholder Associated Person in such business to be brought before the meeting,

(11)any material pending or threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation,

(12)any other material relationship between such stockholder or any Stockholder Associated Person, on the one hand, and the corporation, any affiliate of the corporation or any principal competitor of the corporation, on the other hand,

(13)any direct or indirect material interest in any material contract or agreement of such stockholder or any Stockholder Associated Person with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

(14)a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares required under applicable law to carry the proposal and intends to appear in person or by proxy at the meeting to bring such business before the meeting, and

(15)any other information relating to such stockholder or any Stockholder Associated Person, or relating to the proposal or item of business, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the 1934 Act.

Such information provided and statements made as required by clauses (1) through (15), a “Business Solicitation Statement”; provided, however, that a Business Solicitation Statement shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.  In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented (the “Supplement”) (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for notice of the meeting and as of the date that is 10 business

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days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the corporation may reasonably request.  Such update and supplement or additional information, if applicable, must be received by the secretary at the principal executive offices of the corporation, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the corporation or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.  For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation, or (iv) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of or person controlling, controlled by or under common control with such person referred to in the preceding clauses (i), (ii) and (iii).

(c)Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii).  In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.  Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present proposed business, such proposed business will not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii)Advance Notice of Director Nominations at Annual Meetings.  Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) or Section 2.15 shall be eligible for election or re-election as directors at an annual meeting of stockholders.  Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the

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giving of the notice required by this Section 2.4(ii), on the record date for the determination of stockholders entitled to vote at the annual meeting and at the time of the meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii).  In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a)To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the second sentence of Section 2.4(i)(a) above; provided additionally, however, that if the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least ten days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.4(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation.

(b)To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1)as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between or among any of the stockholder, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or relating to the nominee’s potential service on the board of directors, (F) a written statement executed by the nominee agreeing to serve as a director if elected and acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2)as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (3) through (15) of Section 2.4(i)(b) above, and the Supplement referenced in Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares reasonably believed by such stockholder or

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Stockholder Associated Person to be necessary to elect such nominee(s) and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c)At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation and (3) such other information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii).  Without limiting the foregoing, to be eligible to be a nominee and qualify for election as a director of the corporation, the proposed nominee must deliver (in accordance with the time period prescribed for delivery in a notice to such proposed nominee given by or on behalf of the board of directors), to the secretary at the principal executive offices of the corporation, (1) a completed written questionnaire (in a form provided by the corporation, which will be provided by the secretary within 10 days of receiving such request) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (2) a written representation and agreement (in form provided by the corporation) that such proposed nominee (A) is not and, if elected as a director during his or her term of office will not become, a party to (x) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law and (B) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any proposed nominee, the secretary of the corporation shall provide to such proposed nominee all such policies and guidelines then in effect).

(d)Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii) or Section 2.15.  In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination, such nomination will be disregarded notwithstanding that proxies in respect of such nomination may have been received by the corporation and counted for purposes of determining a quorum.

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(iii)Advance Notice of Director Nominations for Special Meetings.

(a)For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(ii)(b) and (ii)(c) above.  To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice.  A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii).  In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b)The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv)Other Requirements and Rights.  In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act.  Nothing in this Section 2.4 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5	NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with the DGCL and which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

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2.6	QUORUM

The holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange.  Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange.

Whether or not a quorum is present at a meeting of stockholders, the chairperson of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.7	ADJOURNED MEETING; NOTICE

Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are provided in the manner described in Section 222(c) of the DGCL. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8	CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.  The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, the chief executive officer (in the absence of the chairperson) or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.  The chairperson of any stockholder meeting shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.

2.9	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of

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fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series.

Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, a nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which (a) (i) the secretary receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominations set forth in Section 2.4(ii) or Section 2.15 of these bylaws and (ii) such nomination has not been withdrawn by the stockholder on or before the 14th day prior to the date that the corporation files its definitive proxy statement (regardless of whether or not thereafter revised, amended or supplemented) with the SEC; or (b) the number of director nominees otherwise exceeds the number of directors to be elected at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Solely with respect to any election of directors, although counted for quorum purposes, abstentions, withheld votes, and broker non-votes, if any, will not be included in the total number of votes cast or be counted as votes for or against any nominee’s election.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11	RECORD DATES

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

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If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The corporation shall prepare, in accordance with Section 219 of the DGCL, a complete list of the stockholders entitled to vote at each meeting of stockholders; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  To the extent required by Section 219 of the DGCL, such list shall be open to the examination of any stockholder for any purpose germane to the meeting prior to the meeting : (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business.  If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  Except as otherwise provided by law, the stock ledger of the corporation shall be the only

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evidence as to the identity of the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote at any meeting of stockholders.

2.14	INSPECTORS OF ELECTION

Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.

Such inspectors shall take all actions as contemplated under Section 231 of the DGCL.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

2.15	PROXY ACCESS FOR DIRECTOR NOMINEES

(i)Inclusion of Stockholder Nominees in Proxy Materials. Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting (beginning with the annual meeting to be held in 2023), subject to the provisions of this Section 2.15, the corporation will include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the board of directors or a committee appointed by the board of directors, the name, together with the Required Information (as defined below), of any person properly nominated for election (a “Stockholder Nominee”) to the board of directors by an Eligible Stockholder (as defined below). An Eligible Stockholder must expressly elect, at the time of providing the notice required by this Section 2.15 (the “Nomination Notice”), to have any Stockholder Nominee of such Eligible Stockholder included in the corporation’s proxy materials pursuant to this Section 2.15. For the avoidance of doubt, if a Stockholder Nominee is included in the corporation’s proxy materials for an annual meeting, then the corporation will also include such Stockholder Nominee on (a) any ballot distributed at such annual meeting; (b) the corporation’s proxy card; and (c) any other format through which the corporation permits proxies to be submitted.

(ii)Definition of Eligible Stockholder. An “Eligible Stockholder” is a stockholder, or a group of no more than 20 stockholders, of the corporation that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures, in each case as set forth in this Section 2.15. No person may be a member of more than one group of persons constituting an Eligible Stockholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2.15, for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For purposes of this Section 2.15, two or more funds or trusts will be treated as one stockholder or beneficial owner (a “Qualifying Fund”) if they are (a) under common management and investment control; (b) under common management and funded primarily by the same employer; or (c) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(iii)Required Information. For purposes of this Section 2.15, the “Required Information” that the corporation will include in its proxy materials is (a) the information concerning the

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Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations of the SEC promulgated under the 1934 Act; and (b) if the Eligible Stockholder so elects, one or more Supporting Statements (as defined below).

(iv)Delivery of Nomination Notice.  To be timely, a Nomination Notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the day on which the corporation’s proxy statement (or Notice of Internet Availability) relating to the immediately preceding annual meeting was first released to stockholders.  No adjournment, postponement or other delay of an annual meeting, or any public announcement thereof, will commence a new time period (or extend any time period) for the giving of a Nomination Notice.

(v)Maximum Number of Stockholder Nominees.

(a)Maximum Number; Reductions. The maximum aggregate number of Stockholder Nominees that will be included in the corporation’s proxy materials with respect to an annual meeting will depend on the number of directors to be elected at such annual meeting. Specifically, in the event that the number of directors to be elected at the annual meeting is seven (7) or less, the maximum aggregate number of Stockholder Nominees that will be included in the corporation’s proxy materials with respect to such annual meeting shall be one (1) and, if the number of directors to be elected at the annual meeting is greater than seven (7), the maximum aggregate number of Stockholder Nominees that will be included in the corporation’s proxy materials with respect to such annual meeting will not exceed the greater of (1) two or (2) 20 percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.15, or if such amount is not a whole number, then the closest whole number below 20 percent. This maximum number will be reduced by (a) the number of persons serving as nominees for director who will be included in the corporation’s proxy materials as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of common stock of the corporation by such stockholder or group of stockholders from the corporation); (b) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 but either (i) is subsequently withdrawn, disregarded or declared invalid or ineligible; or (ii) the board of directors or a committee appointed by the board of directors decides to nominate for election; (c) the number of incumbent directors (as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.15) who were Stockholder Nominees at any of the preceding three annual meetings (including any individual covered under clause (b) of this sentence) and whose election at the upcoming annual meeting is being recommended by the board of directors; and (d) the number of persons nominated in accordance with Section 2.4(ii)(B) (whether or not such nomination is subsequently withdrawn) at the annual meeting. Notwithstanding the previous sentence, in no event will the aggregate number of Stockholder Nominees in the corporation’s proxy materials with respect to an annual meeting be below one if a valid Nomination Notice is properly delivered pursuant to this Section 2.15. The number of Stockholder Nominees cannot exceed the number of directors to be elected at the applicable annual meeting.

(b)Impact of Vacancies. If (1) one or more vacancies for any reason occurs on the board of directors after the last day on which a Nomination Notice may be delivered pursuant to this Section 2.15 but before the date of the annual meeting and (2) the board of directors resolves to reduce the size of the board of directors in connection with such vacancy, then the maximum number of Stockholder Nominees will be calculated based on the number of directors in office as so reduced.

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(c)Ranking of Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials must rank its Stockholder Nominees in its Nomination Notice based on the order in which the Eligible Stockholder desires that such Stockholder Nominees be selected for inclusion in the corporation’s proxy materials. If the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the maximum number of nominees provided for pursuant to Section 2.15(v)(a), then the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder will be selected by the corporation for inclusion in the corporation’s proxy materials until the maximum number of Stockholder Nominees is reached, going in order by the number (largest to smallest) of shares of common stock of the corporation that each Eligible Stockholder disclosed as Owned (as defined below) in its Nomination Notice. If the maximum number of Stockholder Nominees is not reached after the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder has been selected, then this process will continue with the next highest-ranked Stockholder Nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(vi)Ownership. For purposes of this Section 2.15, an Eligible Stockholder will be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the Eligible Stockholder possesses both (a) the full voting and investment rights pertaining to the shares; and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the prior sentence will not include any shares (1) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (2) borrowed by such Eligible Stockholder or any of its affiliates for any purpose; (3) purchased by such Eligible Stockholder or any of its affiliates if such shares are subject to an agreement to resell or subject to any other obligation to resell to another person; or (4) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares by the Eligible Stockholder or its affiliates; or (b) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its affiliates.  A stockholder will “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares will be deemed to continue during any period in which the stockholder has (i) loaned such shares so long as the stockholder has the power to recall such loaned shares on no more than five business days’ notice and includes with the Nomination Notice an agreement that it (1) will promptly recall such loaned shares upon being notified by the corporation that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (2) will continue to hold such recalled shares through the date of the annual meeting; or (ii) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. The terms “Owned,” “Owning”, “Ownership” and other variations of the word “Own” will have correlative meanings. For purposes of this Section 2.15, the term “affiliate” will have the meaning given to it in Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”).

(vii)Eligible Stockholder Requirements.

(a)Ownership Requirement. To make a nomination pursuant to this Section 2.15, an Eligible Stockholder must have Owned continuously for at least three years (the “Holding Period”) a

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number of shares representing at least three percent of the corporation’s outstanding common stock (such required number of shares, the “Required Shares”). For purposes of determining whether the Eligible Stockholder owned the Required Shares for the Holding Period, the number of shares of common stock will be determined by reference to the corporation’s most recent periodic filings with the SEC during the Holding Period prior to the submission of the Eligible Stockholder’s Notice. The Required Shares must also be Owned continuously as of (1) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation in accordance with this Section 2.15; (2) the record date for determining stockholders entitled to vote at the annual meeting; and (3) the date of the annual meeting.

(b)Additional Requirements for Groups of Stockholders. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 2.15, then (1) all shares held by each stockholder constituting their contribution to the Required Shares must have been held by that stockholder continuously for at least the Holding Period, and must also be Owned continuously as of (a) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation in accordance with this Section 2.15; (b) the record date for determining stockholders entitled to vote at the annual meeting; and (c) the date of the annual meeting; (2) each provision in this Section 2.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions will be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the Required Shares); and (3) a breach of any obligation, agreement or representation under this Section 2.15 by any member of such group will be deemed a breach by the Eligible Stockholder.

(viii)Information to be Provided by an Eligible Stockholder. Within the time period specified for providing the Nomination Notice, an Eligible Stockholder (which, for purposes of this Section 2.15(viii), will be deemed to include any beneficial owner on whose behalf the nomination is made) making a nomination pursuant to this Section 2.15 must provide the following information in writing to the secretary of the corporation at the principal executive offices of the corporation:

(a)the name and address of the Eligible Stockholder;

(b)a statement by the Eligible Stockholder (1) setting forth and certifying as to the number of shares of common stock of the corporation that it Owns and has Owned continuously during Holding Period; (2) agreeing to continue to Own the Required Shares through the date of the annual meeting; and (3) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares following the annual meeting);

(c)in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, (1) the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all such members with respect to the nomination and all related matters (including any withdrawal of the nomination); (2) the written acceptance by such group member of such designation; and (3) the address, phone number and email address of such group member;

(d)one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the

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Holding Period) verifying that, as of a date within seven calendar days prior to the date that Nomination Notice is delivered or received at the principal executive offices of the corporation, the Eligible Stockholder then Owns, and has Owned continuously for the Holding Period, the Required Shares;

(e)an undertaking by the Eligible Stockholder to provide, within seven calendar days after (1) the record date for determining stockholders entitled to notice of the annual meeting (if, prior to such record date, the corporation (a) has made disclosure of such record date in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, Section 14 or Section 15(d) of the 1934 Act; or (b) delivered a written notice (including by email) of such record date to the Eligible Stockholder) or (2) the date on which the corporation delivered to the Eligible Stockholder written notice (including by email) of such record date (if such notice is provided after such record date), one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through such record date;

(f)in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the board of directors that demonstrates that such Qualifying Fund meets the requirements of a Qualifying Fund;

(g)the information, agreements, certifications, representations and other documents required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.4;

(h)a copy of the Schedule 14N (or any successor schedule) that has been or is concurrently being filed by such Eligible Stockholder with the SEC as required by Rule 14a-18 under the 1934 Act (or any successor rule);

(i)a representation and undertaking that (1) the Eligible Stockholder (a) did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation; (b) has not nominated, and will not nominate, for election to the board of directors at the annual meeting any person other than any Stockholder Nominees being nominated by it pursuant to this Section 2.15; (c) has not engaged, and will not engage, in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act (or any successor rule) in support of the election of any individual as a director at the annual meeting (other than its Stockholder Nominees or a nominee of the board of directors); (d) has not distributed, and will not distribute, to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; (e) has complied, and will comply, with all laws, rules and regulations applicable to any actions taken pursuant to this Section 2.15, including the nomination of its Stockholder Nominees and any permissible solicitation in connection with the annual meeting; and (f) consents to the public disclosure of the information provided pursuant to this Section 2.15; and (2) the facts, statements and other information in all communications with the corporation and its stockholders by the Eligible Stockholder are, and will be, true and correct in all material respects and do not, and will not, omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(j)an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s or any of its Stockholder Nominees’ communications with the stockholders of the corporation or out of the information

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that the Eligible Stockholder or any of its Stockholder Nominees provides to the corporation; (2) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, employees, agents or affiliates arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect any Stockholder Nominees pursuant to this Section 2.15; (3) comply with all requirements of this Section 2.15; and (4) upon request, provide to the corporation within five business days after such request, but in any event prior to the date of the applicable annual meeting, such additional information as is reasonably requested by the corporation (including any information reasonably necessary to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Holding Period and through the date of the annual meeting).

(ix)Representations and Agreement of any Stockholder Nominee.

(a)Materials Required to be Provided. Within the time period specified in this Section 2.15 for delivering the Nomination Notice, each Stockholder Nominee must deliver to the Secretary of the corporation a written representation and agreement that the Stockholder Nominee (1) other than as disclosed to the corporation, (a) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given, and will not give, any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question; and (b) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee or director; (2) if elected, will comply with the corporation’s corporate governance guidelines, code of ethics, share ownership and trading policies and guidelines, and any other policies and guidelines of the corporation applicable to directors, as well as any applicable law, rule or regulation or listing requirement; (3) consents to being named in the corporation’s proxy statement for the annual meeting as a nominee of the applicable Eligible Stockholder or of the board of directors; (4) agrees to serve as a director if elected; (5) consents to the public disclosure of the information provided pursuant to this Section 2.15; and (6) represents that such Stockholder Nominee intends to serve as director of the corporation for the full term if so elected.

(b)Additional Materials. At the written request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days of such request, submit all (1) completed and signed questionnaires required of the corporation’s directors, nominees for director, and officers; and (2) additional information requested by the corporation (a) as may be reasonably necessary to permit the board of directors or any of its committees to determine if such Stockholder Nominee (i) is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Applicable Independence Standards”); (ii) is eligible to serve as a director of the corporation; (iii) has any direct or indirect relationship with the corporation; and (iv) is not, and has not been, subject to any event specified in Item 401(f) of Regulation S-K promulgated under the Securities Act (or any successor rule) or any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); and (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee.

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(x)Supporting Statement. For each of its Stockholder Nominees, the Eligible Stockholder may provide to the secretary of the corporation, within the time period specified for providing the Nomination Notice, a written statement, not to exceed 500 words, for inclusion in the corporation’s proxy statement for the annual meeting in support of the candidacy of such Stockholder Nominee (a “Supporting Statement”). No Supporting Statement may include any images, charts, pictures, graphic presentations or similar items.

(xi)True, Correct and Complete Information. If any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), then such Eligible Stockholder or Stockholder Nominee, as the case may be, must promptly notify the Secretary of the corporation in writing and provide the information that is required to make such information or communication true, correct, complete and not misleading. In addition, any person or entity providing any information to the corporation pursuant to this Section 2.15 must further update and supplement such information, if necessary, so that all such information is true and correct as of the record date for determining stockholders entitled to notice of the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, postponement or other delay thereof. Any update or supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) pursuant to this Section 2.15(xi) must be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation no later than (a) five business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of any update and supplement required to be made as of such record date); and (b) seven business days prior to the date of the annual meeting or any adjournment, postponement or other thereof (in the case of any update and supplement required to be made as of 10 business days prior to the annual meeting). No notification, update or supplement provided pursuant to this Section 2.15(xi) or otherwise will be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials).

(xii)Disqualifications and Exclusions of Stockholder Nominees.

(a)Bases for Disqualifying or Excluding Stockholder Nominees. Notwithstanding anything to the contrary in this Section 2.15, the corporation will not be required to include a Stockholder Nominee in its proxy materials (1) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” (within the meaning of Rule 14a-1(l) under the 1934 Act (or any successor rule)) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the board of directors; (2) who is not independent under the Applicable Independence Standards, as determined in good faith by the board of directors or any of its committees; (3) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of the principal exchanges upon which the corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation; (4) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the corporation; (5) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (6) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); (7) if such Stockholder Nominee

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dies, becomes disabled or otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 or otherwise becomes unavailable for election at the annual meeting (including because such Stockholder Nominee is no longer willing to serve on the board of directors); (8) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee has provided information to the corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the board of directors; (9) if such Stockholder Nominee, or the Eligible Stockholder who has nominated such Stockholder Nominee, otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder, as applicable, or fails to comply with its obligations pursuant to this Section 2.15; (10) if the Eligible Stockholder who has nominated such Stockholder Nominee ceases to be an Eligible Stockholder for any reason, including, but not limited to, not Owning the Required Shares through the date of the annual meeting; or (11) if such Stockholder Nominee and the Eligible Stockholder (or a representative thereof) or, in the case of a nomination by a group of stockholders, the representative designated by the group in accordance with Section 2.15(viii)(c), do not appear at the annual meeting to, as applicable, present the Stockholder Nominee for election.

(b)Process Following Disqualification or Exclusion. Following any determination in accordance with Section 2.15(xii)(a), (1) the corporation will not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder; (2) to the extent feasible, the corporation may remove the information concerning a Stockholder Nominee and any related Supporting Statement (or portion thereof) from its proxy materials or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting; and (3) the board of directors or the person presiding at the annual meeting will declare the nomination of such Stockholder Nominee to be invalid and such nomination will be disregarded notwithstanding that proxies in support of such Stockholder Nominee may have been received by the corporation.

(xiii)Filing Obligation. The Eligible Stockholder (including any person or entity who Owns shares of common stock of the corporation that constitute part of the Ownership of such Eligible Stockholder for purposes of meeting the Required Shares) must file with the SEC any solicitation of the corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act (or any successor rule) or whether any exemption from filing is available for such solicitation under Regulation 14A of the 1934 Act.

(xiv)Omitted Disclosure by the Corporation. Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from its proxy materials, or supplement or correct, any information or Supporting Statement (or portion thereof) that it, in good faith, believes (a) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (b) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (c) violates any applicable law, rule, regulation or listing standard.

(xv)No Limitation on the Corporation. Nothing in this Section 2.15 will limit the corporation’s ability to (a) solicit against any Stockholder Nominee; (b) include in its proxy materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee (including any

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information provided to the corporation pursuant to this Section 2.15); or (c) include in its proxy materials any Stockholder Nominee as a nominee of the board of directors.

(xvi)Exclusive Method for Proxy Access. This Section 2.15 provides the exclusive method for a stockholder to include nominees for election to the board of directors in the corporation’s proxy materials.

Article III

DIRECTORS

3.1	POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2	NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person.  Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the board of directors.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.  Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws.  The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.  A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective.  A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.  Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the board of directors, and subject to the rights (if any) of holders of preferred stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not

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by stockholders.  If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be:

(i)delivered personally by hand, by courier or by telephone;

(ii)sent by United States first-class mail, postage prepaid;

(iii)sent by facsimile;

(iv)sent by electronic mail; or

(v)otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile,(iii) sent by electronic mail, or (iv) otherwise given by electronic transmission, it shall be delivered, sent, or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours

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before the time of the holding of the meeting.  The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8	QUORUM; VOTING

At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission; and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL.  Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time.  Any such consent shall be revocable prior to its becoming effective.

3.10	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11	REMOVAL OF DIRECTORS

Unless otherwise provided in the certificate of incorporation, while the board of directors is classified, any director may be removed from office by the stockholders of the corporation only for cause.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

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Article IV

COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2	COMMITTEE MINUTES

Each committee and subcommittee shall keep regular minutes of its meetings.

4.3	MEETINGS AND ACTION OF COMMITTEES

Unless otherwise specified by the board of directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:

(i)Section 3.5 (place of meetings and meetings by telephone);

(ii)Section 3.6 (regular meetings);

(iii)Section 3.7 (special meetings and notice);

(iv)Section 3.8 (quorum; voting);

(v)Section 7.4 (waiver of notice); and

(vi)Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the board of directors and its members.  However:

(i)the time of regular meetings of committees or subcommittees may be determined either by resolution of the board of directors or by resolution of the committee;

(ii)special meetings of committees or subcommittees may also be called by resolution of the board of directors; and

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(iii)notice of special meetings of committees and subcommittees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee or subcommittee.  The board of directors or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4	SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V

OFFICERS

5.1	OFFICERS

The officers of the corporation shall be a president and a secretary.  The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws or otherwise determined by the board of directors.  Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS

The board of directors may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require.  Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the board of directors, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, except in the case of an officer chosen by the board of directors unless otherwise provided by resolution of the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

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Any officer may resign at any time by giving notice to the corporation in writing or by electronic transmission.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6	REPRESENTATION OF SHARES OF OTHER ENTITIES

The chairperson of the board of directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or securities of, or  interests in, or issued by, of any other corporation or corporations or entity or entities standing in the name of this corporation, including the right to act by written consent.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7	AUTHORITY AND DUTIES OF OFFICERS

Each officer of the corporation shall have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors, for the avoidance of doubt, by any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to such office, subject to the control of the board of directors.

Article VI

STOCK

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by any two officers of the corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to

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represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2	SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3	LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond, in such sum as the corporation may direct, sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4	DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock.  Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include

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but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5	TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 6.3 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6	STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

6.7	REGISTERED STOCKHOLDERS

The corporation:

(i)shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner;

(ii)shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VII

MANNER OF GIVING NOTICE AND WAIVER

7.1	NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

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7.3	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  If the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Article VIII

INDEMNIFICATION

8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3	SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.4	INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law.  The board of directors shall have the power to delegate to such person or persons as the board shall in its discretion determine the determination of whether employees or agents shall be indemnified.

8.5	ADVANCE PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.  The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

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8.6	LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i)for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v)if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.7	DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses.  The corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law.  In any such suit, the corporation shall, to the fullest

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extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8	NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9	INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10	SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11	EFFECT OF REPEAL OR MODIFICATION

A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

8.12	CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article VIII, references to “other enterprises”

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shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

Article IX

GENERAL MATTERS

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3	SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors.  The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

9.5	FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the corporation’s certificate of incorporation, or these bylaws,

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(iv) any action to interpret, apply, enforce, or determine the validity of the corporation’s certificate of incorporation or these bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.5.

Article X

AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal, or adopt any provision of these bylaws.  The board of directors shall also have the power to adopt, amend or repeal bylaws.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

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